EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of BioPower Operations Corporation (the “Company”) on Form 10-K for the year ending November 30, 2015, as filed with the Securities and Exchange Commission on the date hereof, I, Robert Kohn, Principal Executive Officer, Principal Accounting and Financial Officer, Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The annual report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

2. The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Date		Name and Title

BIOPOWER OPERATIONS CORPORATION

Dated: March 15, 2016	By	/s/ Robert Kohn
Robert D. Kohn, Chief Executive Officer, Chief Financial Officer, Principle Executive Officer, Principal Accounting and Financial Officer and Director